Exhibit 99.1

Reed’s Reports First Quarter 2022 Results

Norwalk, CT, (May 16, 2022) — Reed’s, Inc. (NASDAQ: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, all-natural ginger beverages, is reporting financial results for the three months ended March 31, 2022.

Q1 2022 Financial Highlights (vs. Q1 2021):

●	Net revenue increased to $12.2 million compared to $12.1 million.
●	Gross profit was $2.9 million compared to $3.9 million, with gross margin of 24.1% compared to 31.7%.
●	Operating expenses were reduced to $7.1 million compared to $8.1 million.
●	Operating loss was $(4.2) million compared to $(4.3) million.
●	Modified EBITDA was $(3.8) million compared to $(3.4) million.

Management Commentary

“As highlighted on our last quarterly report on March 31, we faced continued supply chain challenges at the start of the year that carried over from 2021,” said Norman E. Snyder, CEO of Reed’s. “While demand for our products remained robust as demonstrated by 20% order volume growth for the quarter, we adopted a more measured approach to better manage cash burn and growth. As we stand at mid-May, we have returned to strong growth in Q2 and have successfully worked through the impediments we faced during the first quarter and continue to forecast more than 20% net sales growth for the year. Gross margins have also significantly improved from Q4 2021 and will continue to increase throughout the year.

“During the first quarter, we executed on multiple growth and cost saving initiatives. We have significantly reduced our warehouse and transportation costs by eliminating out of network shipments and increasing payloads, as well as organically increasing the sale of cans over bottles. We have also placed a heavy focus on ingredient and label optimization to reduce input costs wherever possible, in addition to reducing other operating costs across the board.

“Looking to the rest of 2022, we remain on track to deliver a strong year of growth and improved profitability, highlighted by the ramp up of newer products such as our Ginger Ale, the new and improved sleek Virgil’s zero sugar cans, Classic Mule and the imminent launch of Hard Ginger Ale. Our supply chain initiatives are taking hold, input costs are stabilizing, and with the financing we completed last week, we now have the capital and runway we need to execute our plan and turn cash flow positive next year.”

First Quarter 2022 Financial Results

During the first quarter of 2022, net revenue was $12.2 million compared to $12.1 million in the prior year. The Company experienced sustained demand across the Reed’s product portfolio, as reflected by a 20% increase in order volumes. However, the Company determined it was beneficial, without compromising retail availability, to not ship orders that were out of network to fully satisfy order demand due to adopting a more disciplined management of freight lanes in addition to residual supply chain challenges, which have since been resolved.

Gross profit during the first quarter of 2022 was $2.9 million compared to $3.9 million for the same period in 2021. Gross margin was 24.1% compared to 31.7% in the first quarter of 2021, reflecting increased supply chain, input and inflationary costs.

Delivery and handling costs decreased 14% to $2.8 million during the first quarter of 2022 compared to $3.3 million in the first quarter of 2021. The year-over-year decrease was driven by the implementation of lower contracted freight lanes and a more disciplined approach to shipment scheduling by reducing out-of-network shipments. Delivery and handling costs decreased to 23% of net sales and $3.90 per case, compared to 27% of net sales and $4.43 per case during the same period last year.

Selling and marketing costs of $2.2 million during the first quarter of 2022 were in-line with the first quarter of 2021.

General and administrative expenses (G&A) decreased 19% to $2.1 million during the first quarter of 2022 compared to $2.6 million in the prior year period. The decrease was driven by lower stock compensation and legal settlements.

Operating loss during the first quarter of 2022 was $4.2 million or $(0.04) per share, compared to operating loss of $4.3 million or $(0.05) per share in the first quarter of 2021.

Modified EBITDA was $(3.8) million in the first quarter of 2022 compared to $(3.4) million in the first quarter of 2021.

Liquidity and Cash Flow

For the first quarter of 2022, the Company used approximately $2.2 million of cash in operating activities compared to $5.1 million of cash used for the same period in 2021.

As of March 31, 2022, the Company had approximately $122,000 of cash and $5.1 million available on its revolving line of credit. The total facility has a borrowing capacity of $13.0 million with a $7.9 million outstanding balance.

Subsequent to quarter end, the Company completed a private placement of senior secured convertible notes in the aggregate principal amount of $11.3 million. More information can be found in the Company’s press release and Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2022.

FY 2022 Financial Guidance and Outlook

Reed’s continues to expect 2022 net sales to range between approximately $59-62 million, reflecting growth of approximately 20-25% from 2021. The Company also continues to estimate gross margin in 2022 to be approximately 30% compared to 27.4% in 2021.

In addition, management is continuing to execute on a series of cost saving initiatives to offset higher freight costs such as prioritizing direct shipments, selling a greater mix of cans as opposed to bottles, establishing minimum order quantities, restructuring third-party logistics agreements, and optimizing distribution center locations. These cost saving initiatives are calculated to result in improved modified EBITDA in fiscal 2022.

Conference Call

The Company will conduct a conference call today, May 16, 2022, at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2022.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Monday, May 16, 2022

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 850-0544

International dial-in number: (412) 542-4115

Conference ID: 10166575

Webcast: Reed’s Q1 2022 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at (720) 330-2829.

The conference call will be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in all-natural, ginger-based beverages. Crafted using real ginger and premium ingredients, the Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules, ginger shots, and ginger candies. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, all-natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with all-natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are typically identified by terms such as “estimate,” “expect,” “forecast,” “guidance,” “intend,” “calculated,” “likely,” “financial outlook,” “plan, “potential,” “predict,” “probable,” “project,” “seek,” “should,” “will,” and similar expressions. These forward-looking statements are based on current expectations and include our, management’s expectations and guidance for fiscal year 2022 under the heading “FY 2022 Financial Guidance and Outlook”. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. Reed’s 2022 guidance reflects year-to-date and expected future business trends and includes impacts of COVID-19 on the supply chain and logistics as of the date hereof. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated and are not factored into current fiscal 2022 guidance. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

Financial guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending December 31, 2022. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the our products and services and the impact of potential delays in supply of product inputs and customer payments; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our significant debt obligations; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including war, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on April 15, 2022 and subsequent reports filed with the Securities and Exchange Commission, including Reed’s Quarterly Report on Form 10-Q expected to be filed on or about May 16, 2022, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021	Change $	Change %

Net Sales	$12,182	$12,146	$36	0%
Cost of goods sold	9,250	8,293	957	12%
Gross profit	2,932	3,853	(922)	-24%

Operating expenses:
Delivery and handling expense	2,812	3,286	(474)	-14%
Selling and marketing expense	2,178	2,215	(37)	-2%
General and administrative expense	2,121	2,603	(482)	-19%
Total operating expenses	7,111	8,104	(993)	-12%

Loss from operations	(4,179)	(4,251)	71	-2%

Interest expense	(801)	(256)	(545)	213%

Net loss	$(4,980)	$(4,507)	$(474)	11%

Net loss per common share - basic and diluted	$(0.05)	$(0.05)

Weighted average common shares outstanding:
Basic and Diluted	97,377,408	86,631,304

REED’S INC.

CONDENSED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$122	$49
Accounts receivable	5,161	5,183
Inventories	20,848	17,049
Receivable from related party	1,135	933
Prepaid expenses and other current assets	1,561	1,491
Total current assets	28,827	24,705

Property and equipment, net	940	992
Intangible assets	624	624
Total assets	$30,391	$26,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,359	$10,434
Accounts payable to related party	735	614
Accrued expenses	689	286
Revolving line of credit	7,475	10,229
Current portion of leases payable	167	161
Total current liabilities	25,425	21,724

Long-term liabilities:
Lease payable, net of current portion	350	394
Total liabilities	25,775	22,118

Stockholders’ equity:
Series A Convertible Preferred Stock, $10 par value, 500,000 shares
authorized, 9,411 shares issued and outstanding	94	94
Common Stock, $0001 par value, 180,000,000 shares authorized
112,551,890 and 93,733,975 shares issued and outstanding,
respectively	11	9
Additional paid-in capital	112,628	107,237
Accumulated deficit	(108,117)	(103,137)
Total stockholders’ equity	4,616	4,203

Total liabilities and stockholders’ equity	$30,391	$26,321

REEDS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

(Amounts in Thousands)

	Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net Loss	$(4,980)	$(4,507)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	25	32
Amortization of debt discount	65	162
Amortization of prepaid financing costs	431	25
Fair value of vested options	225	292
Fair value of vested restricted shares granted to officers	66	106
Fair value of common shares issued as financing costs	37
Change in allowance for doubtful accounts	62	(69)
Inventory write-downs	10	(20)
Gain on termination of leases	-	(3)
Changes in operating assets and liabilities:
Accounts receivable	(40)	(244)
Inventory	(3,810)	(1,306)
Prepaid expenses and other assets	(617)	(484)
Decrease in right of use assets	27	24
Accounts payable	5,926	1,387
Accrued expenses	403	(446)
Lease Liability	(37)	(8)
Net cash used in operating activities	(2,207)	(5,059)

Cash flows from investing activities:
Patent cost	0	(2)
Purchase of property and equipment	-	(95)
Net cash used in investing activities	0	(97)

Cash flows from financing activities:
Proceeds from line of credit	14,508	16,154
Payments on line of credit	(17,212)	(11,898)
Proceeds from sale of common stock	5,067	-
Repurchase of common stock	(2)	-
Amounts from related party, net	(81)	459
Payments on capital lease obligation	-	(2)
Proceeds from exercise of options	-	3
Net cash provided by financing activities	2,280	4,716

Net increase/(decrease) in cash	73	(440)
Cash at beginning of period	49	595
Cash at end of period	$122	$155

Supplemental disclosures of cash flow information:
Cash paid for interest	$256	$70

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus, interest expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, and one-time restructuring-related costs including employee severance and asset impairment.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of net loss to Modified EBITDA for the three months ended March 31, 2022 and 2021 (unaudited; in thousands):

	Three Months Ended March 31,
	2022	2021
Net loss	$(4,980)	$(4,507)

Modified EBITDA adjustments:
Depreciation and amortization	52	56
Interest expense	801	256
Stock option and other noncash compensation	291	398
Legal settlements	0	353
Total EBITDA adjustments	$1,144	$1,063

Modified EBITDA	$(3,836)	$(3,444)

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.